As filed with the Securities and Exchange Commission on December 8, 1999

                                                     Registration No.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                  ____________________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                  ____________________________________________

                               STYLECLICK.COM INC.
             (Exact name of registrant as specified in its charter)

        California                                             95-4145930
--------------------------------------                 -------------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

3861 Sepulveda Boulevard
Culver City, California                                         90230
--------------------------------------                 -------------------------
(Address of Principal Executive Offices)                      (Zip Code)
                  ____________________________________________

                             1995 STOCK OPTION PLAN
                            (Full title of the plan)
                  ____________________________________________

                                 JOYCE FREEDMAN
              Co-Chief Executive Officer and Chairman of the Board
                               Styleclick.com Inc.
                            3861 Sepulveda Boulevard
                          Culver City, California 90230
                                 (310) 751-2100
            (Name, address and telephone number of agent for service)
                  ____________________________________________

                                   Copies to:
                             JOHN A. ST. CLAIR, ESQ.
                            TOM W. ROTHENBUCHER, ESQ.
                                Coudert Brothers
                      1055 West Seventh Street, 20th Floor
                          Los Angeles, California 90017
                                 (213) 688-9088
                  ____________________________________________

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                   Proposed
 Title of         Amount         Proposed          Maximum
Securities       of Shares        Maximum         Aggregate         Amount of
   to be           to be       Offering Price      Offering       Registration
Registered       Registered      per Share          Price              Fee
--------------------------------------------------------------------------------

Common Stock      850,000(1)      $11.75(2)      $9,987,500(2)        $2,637
no par value
--------------------------------------------------------------------------------


(1) Represents shares of Common Stock ("Common Stock") of Styleclick.com, Inc. (the "Registrant") issuable upon the exercise of options granted or to be granted pursuant to the Registrant's 1995 Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable as a result of the antidilution provisions applicable to the options which are exercisable for the Common Stock registered hereunder.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low reported sale prices of a share of the Registrant's Common Stock on December 7, 1999 as reported by The Nasdaq National Market.

                            _________________________


     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus prepared in accordance with Part I hereof also relates to shares of Common Stock previously registered under Registration Statements on Form S-8 (Registration Nos. 333-21775, 333-35987 and 333-61443).


--------------------------------------------------------------------------------
                                        i

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s)  containing the  information  specified in Items 1 and 2 of
Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     In connection with the registration of additional shares of the Common Stock of the Registrant issuable under the Plan, and in accordance with General Instruction E to Form S-8, the following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     Item 3(a)

     The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

     Item 3(b)

     The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, as amended by Form 10-Q/A filed with the Commission on June 7, 1999; June 30, 1999; and September 30, 1999, respectively.

     The Registrant's Current Reports on Form 8-K, filed with the Commission on March 26, 1999, April 9, 1999, April 14, 1999, April 20, 1999, July 2,
     1999, and July 19, 1999, respectively.

     Item 3(c)

     Item 1 of the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 28, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     The  Registrant's  Registration  Statement  on Form  S-8,  filed  with  the
     Commission   on  February  14,  1997  (File  No.   333-21775),   is  hereby
     incorporated by reference in this Registration Statement.

     The  Registrant's  Registration  Statement  on Form  S-8,  filed  with  the
     Commission  on  September  19,  1997  (File  No.   333-35987),   is  hereby
     incorporated by reference in this Registration Statement.

     The Registrant's Registration Statement on Form S-8, filed with the Commission on August 14, 1998 (File No. 333-61443), is hereby incorporated by reference in this Registration Statement.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 8. Exhibits.

Exhibit
Number
--------
4.1 1995 Stock Option Plan including forms of Stock Option Agreements and Stock Purchase Agreement(1)
4.2            Amendment No. 1 to 1995 Stock Option Plan, dated November 26,
               1996(2)
4.3            Amendment No. 2 to 1995 Stock Option Plan, dated June 10, 1997(2)
4.4            Amendment No. 3 to 1995 Stock Option Plan, dated April 8, 1998(3)
4.5            Amendment No. 4 to 1995 Stock Option Plan, dated July 8, 1998(4)
4.6            Amendment No. 5 to 1995 Stock Option Plan, dated July 16, 1999
4.7            Amendment No. 6 to 1995 Stock Option Plan, dated October 26, 1999
5.1            Opinion of Coudert Brothers
23.1           Consent of Singer, Lewak, Greenbaum & Goldstein LLP
23.2           Consent of Coudert Brothers (included in Exhibit 5.1)
24.1           Power of Attorney (see page 3 of this Registration Statement)

_____________________________

(1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-1166-LA) as filed with the Commission on February 14, 1996.

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-35987) as filed with the Commission on September 19, 1997.

(3) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, as filed with the Commission on August 5, 1998.

(4) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-61443) as filed with the Commission on August 14, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, State of California, on December 8, 1999.

                                         Styleclick.com, Inc.



                                             By:/s/ JOYCE FREEDMAN
                                                ------------------
                                                Joyce Freedman,
                                                Co-CEO and Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Maurizio Vecchione and Joyce Freedman, or either of them, his or her attorneys-in-fact and agents, each with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                           Date
---------------------      ---------------------------         -----------------

/s/ JOYCE FREEDMAN
----------------------     Chairman of the Board,               December 8, 1999
Joyce Freedman             Co-Chief Executive Officer

/s/ MAURIZIO VECCHIONE
----------------------     President and Director,              December 8, 1999
Maurizio Vecchione         Co-Chief Executive Officer

/s? BARRY W. HALL
----------------------     Executive Vice President of          December 8, 1999
Barry W. Hall              Finance and Chief Financial
                           Officer
/s/ LEE FREEDMAN
----------------------     Executive Vice President,            December 8, 1999
Lee Freedman               Director

/s/ LEON SHIH
----------------------     Controller                           December 8, 1999
Leon Shih

/s/ F. STEPHEN WYLE
----------------------     Director                             December 8, 1999
F. Stephen Wyle

/s/ PETER FRANK
----------------------     Director                             December 8, 1999
Peter Frank

/s/ LESLIE SALESON
----------------------     Director                             December 8, 1999
Leslie Saleson

                                  EXHIBIT INDEX


                                                                   Sequentially
                                                                     Numbered
Number                        Description                              Page
------     ---------------------------------------------------     -------------
 4.6       Amendment No. 5 to 1995 Stock Option Plan                    5
 4.7       Amendment No. 6 to 1995 Stock Option Plan                    6
 5.1       Opinion of Coudert Brothers                                 7-8
23.1       Consent of Singer, Lewak, Greenbaum & Goldstein LLP          9





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